Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Third Quarter Results

Record Third Quarter Orders, Revenue, EBITDA, Net Earnings and Operating Cash Flow
Sunquest Results Included from August 22, 2012

Sarasota, Florida, October 25, 2012 ... Roper Industries, Inc. (NYSE: ROP), a diversified growth company, reported financial results for the third quarter ended September 30, 2012.

Roper reports results, including revenue, operating margin, net income and diluted earnings per share, on a GAAP and non-GAAP basis.  The non-GAAP measures are reconciled to the corresponding GAAP measures at the end of this release.

Third quarter GAAP diluted earnings per share were $1.17.  Non-GAAP diluted earnings per share were $1.24, which were at the higher end of the company's guidance range.  GAAP revenue was a record $748 million.  Non-GAAP revenue, which excludes a fair value adjustment to acquired deferred revenue, was $751 million.  GAAP operating margin increased 100 basis points to 24.5%, while non-GAAP operating margin was 25.7%, a 220 basis point increase over the prior year.  Operating cash flow in the quarter was a record $205 million, an increase of 23% over the comparable period in the prior year.

"Our businesses continued to perform exceptionally well in the quarter," said Brian Jellison, Roper's Chairman, President and CEO.  "Strong operating performance led to substantial margin expansion in all four of our segments.  We achieved record free cash flow of $197 million, representing 26% of revenue.  In addition, gross margin increased to 56% in the quarter.  Despite the uncertain economic outlook, we remain confident our high-quality, asset-light businesses will continue to perform well."

Mr. Jellison continued, "During the quarter, we completed the acquisition of Sunquest Information Systems, adding to our growing medical and software businesses.  Sunquest, with leading software solutions used by over 1,700 hospitals worldwide, adds substantial recurring revenue with long term customer relationships and high retention rates.  We are excited about the continued growth opportunities in these areas."

2012 Outlook and Guidance

As a result of the third quarter results and outlook for the remainder of the year, the company is establishing fourth quarter non-GAAP diluted earnings per share guidance of $1.43 - $1.49.  The company's full year non-GAAP diluted earnings per share guidance is $4.91 - $4.97.

The company's guidance is provided on a non-GAAP basis, and excludes future acquisitions, the fair value adjustment to acquired deferred revenue resulting from the Sunquest acquisition, transaction related expenses for Sunquest, and the third quarter debt extinguishment charge.

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Q3 Revenue Growth
	Q3 2011	Q3 2012	V%
GAAP Revenue	$713	$748	5%
Non-GAAP Revenue	$713	$751	5%

Components of growth
Organic Growth			3%
Acquisitions			4%
Foreign Exchange			(2%)
Total Growth			5%

Table 2:  Free Cash Flow
Q3 2012
GAAP Revenue (B)	$748
Non-GAAP Revenue (C)	$751

Operating Cash Flow	205
Less: Capital Expenditures	(9)
Rounding	1
Free Cash Flow (A)	197

% of GAAP Revenue (A) / (B)	26.3%
% of Non-GAAP Revenue (A) / (C)	26.2%

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Thursday, October 25, 2012.  The call can be accessed via webcast or by dialing +1 888-230-6285 (US/Canada) or +1 913-312-0680, using confirmation code 6548072.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 6548072.

About Roper Industries

Roper Industries is a diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including water, energy, transportation, medical, education, and SaaS-based information networks. Additional information about Roper is available on the company's website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	September 30,	December 31,
ASSETS	2012	2011

CURRENT ASSETS:
Cash and cash equivalents	$ 355,109	$ 338,101
Accounts receivable, net	490,260	439,134
Inventories, net	210,426	204,758
Unbilled receivable	69,785	63,829
Deferred taxes	40,776	38,004
Other current assets	51,308	31,647
Total current assets	1,217,664	1,115,473

PROPERTY, PLANT AND EQUIPMENT, NET	110,348	108,775

OTHER ASSETS:
Goodwill	3,868,256	2,866,426
Other intangible assets, net	1,712,686	1,094,142
Deferred taxes	78,203	63,006
Other assets	62,481	71,595
Total other assets	5,721,626	4,095,169

TOTAL ASSETS	$ 7,049,638	$ 5,319,417

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 151,159	$ 141,943
Accrued liabilities	405,606	322,904
Income taxes payable	-	8,895
Deferred taxes	3,508	10,548
Current portion of long-term debt	551,803	69,906
Total current liabilities	1,112,076	554,196

NONCURRENT LIABILITIES:
Long-term debt	1,552,976	1,015,110
Deferred taxes	708,412	482,603
Other liabilities	89,556	72,412
Total liabilities	3,463,020	2,124,321

STOCKHOLDERS' EQUITY:
Common stock	1,003	987
Additional paid-in capital	1,186,591	1,117,093
Retained earnings	2,362,606	2,063,110
Accumulated other comprehensive earnings	56,148	33,800
Treasury stock	(19,730)	(19,894)
Total stockholders' equity	3,586,618	3,195,096

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 7,049,638	$ 5,319,417

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Net sales	$747,641	$712,705	$2,183,579	$2,057,885
Cost of sales	331,086	330,149	978,223	948,170

Gross profit	416,555	382,556	1,205,356	1,109,715

Selling, general and administrative expenses	233,298	215,341	673,011	636,530

Income from operations	183,257	167,215	532,345	473,185

Interest expense	16,456	15,373	47,016	48,265
Loss on extinguishment of debt	(1,043)	-	(1,043)	-
Other income/(expense)	(1,380)	690	(2,444)	8,644

Earnings from continuing operations before
income taxes	164,378	152,532	481,842	433,564

Income taxes	47,670	42,251	142,012	127,993

Net Earnings	$116,708	$110,281	$339,830	$305,571

Earnings per share:
Basic	$1.19	$1.15	$3.49	$3.19
Diluted	$1.17	$1.12	$3.41	$3.11

Weighted average common and common
equivalent shares outstanding:
Basic	97,876	96,083	97,460	95,792
Diluted	99,757	98,308	99,543	98,285

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended September 30,				Nine months ended September 30,
	2012		2011		2012		2011
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$ 199,008		$ 185,258		$ 598,088		$ 538,695
Energy Systems & Controls	158,169		150,385		461,508		425,768
Medical & Scientific Imaging	172,475		156,470		486,207		452,835
RF Technology	217,989		220,592		637,776		640,587
Total	$ 747,641		$ 712,705		$2,183,579		$2,057,885

Gross profit:
Industrial Technology	$ 102,569	51.5%	$ 91,238	49.2%	$ 304,002	50.8%	$ 269,020	49.9%
Energy Systems & Controls	87,782	55.5%	81,832	54.4%	254,325	55.1%	232,390	54.6%
Medical & Scientific Imaging	112,013	64.9%	99,035	63.3%	314,411	64.7%	285,295	63.0%
RF Technology	114,191	52.4%	110,451	50.1%	332,618	52.2%	323,010	50.4%
Total	$ 416,555	55.7%	$ 382,556	53.7%	$1,205,356	55.2%	$1,109,715	53.9%

Operating profit*:
Industrial Technology	$ 60,628	30.5%	$ 52,238	28.2%	$ 180,211	30.1%	$ 150,156	27.9%
Energy Systems & Controls	42,890	27.1%	38,675	25.7%	118,749	25.7%	105,423	24.8%
Medical & Scientific Imaging	46,190	26.8%	38,610	24.7%	125,231	25.8%	108,999	24.1%
RF Technology	58,002	26.6%	52,552	23.8%	166,516	26.1%	150,413	23.5%
Total	$ 207,710	27.8%	$ 182,075	25.5%	$ 590,707	27.1%	$ 514,991	25.0%

Net Orders:
Industrial Technology	$ 191,955		$ 192,905		$ 598,077		$ 582,969
Energy Systems & Controls	147,304		151,294		458,455		436,633
Medical & Scientific Imaging	177,528		159,140		494,250		459,452
RF Technology	202,959		215,244		661,826		649,513
Total	$ 719,746		$ 718,583		$2,212,608		$2,128,567

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $24,453 and $14,860 for the three months ended September 30, 2012 and 2011, respectively and
$58,362 and $41,806 for the nine months ended September 30, 2012 and 2011, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Nine months ended
	September 30,
	2012	2011

Net earnings	$ 339,830	$ 305,571
Non-cash items:
Depreciation	28,402	27,669
Amortization	82,398	77,056
Stock-based compensation expense	30,143	23,466
Income taxes	(14,258)	5,888
Changes in assets and liabilities:
Receivables	3,987	(16,531)
Inventory	(2,985)	(28,422)
Accounts payable	5,041	3,910
Accrued liabilities	(13,658)	12,806
Other, net	7,314	(2,339)
Cash provided by operating activities	466,214	409,074

Business acquisitions, net of cash acquired	(1,445,549)	(227,197)
Capital expenditures	(29,236)	(29,143)
Other, net	654	(132)
Cash used by investing activities	(1,474,131)	(256,472)

Principal debt payments	(26,826)	(25,057)
Revolver borrowings/(payments), net	1,050,000	(145,000)
Debt issuance costs	(4,551)	-
Dividends	(40,102)	(31,529)
Excess tax benefit from share-based payment	19,873	4,101
Proceeds from exercise of stock options	40,105	14,479
Redemption premium on convertible debt	(19,149)	-
Other, net	644	1,052
Cash provided/(used) by financing activities	1,019,994	(181,954)

Effect of exchange rate changes on cash	4,931	5,412

Net increase/(decrease) in cash and equivalents	17,008	(23,940)
Cash and equivalents, beginning of period	338,101	270,394

Cash and equivalents, end of period	$355,109	$246,454

ROPER INDUSTRIES INC.
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS - RECONCILIATION OF GAAP TO NON-GAAP
(Amounts in thousands, except per share data)

		Adjustments
	2012 3rd Quarter GAAP	Fair Value Adjustment to Acquired Deferred Revenue	Sunquest Acquisition-Related Expenses	Debt Extinguishment Charge	2012 3rd Quarter Non-GAAP
Net sales	$ 747,641	$ 3,130	$ -	$ -	$ 750,771
Cost of sales	331,086	-	-	-	331,086
Gross profit	416,555	3,130	-	-	419,685
Selling, general and administrative expenses	208,845	-	-	-	208,845
Segment income from operations	207,710	3,130	-	-	210,840
Corporate general and administrative expenses	24,453	-	(6,308)	-	18,145
Income from operations	183,257	3,130	6,308	-	192,695
Interest expense	16,456	-	-	-	16,456
Other income / (expense)	(2,423)	-	-	1,043	(1,380)
Earnings from continuing operations before income taxes	164,378	3,130	6,308	1,043	174,859
Income taxes (1)	47,670	1,095	2,208	365	51,338
Net earnings	$ 116,708	$ 2,035	$ 4,100	$ 678	$ 123,521
Weighted average diluted common shares outstanding	99,757				99,757
Diluted earnings per share	$ 1.17				$ 1.24

(1) For the three adjustments, the company used a 35% tax rate, as these three adjustments are all US-based items, and 35% is the statutory tax rate in the United States.